                               EXHIBIT (8)(d)(2)
                               -----------------

             Form of Amended Schedule A to Participation Agreement

                       Participation Agreement Addendum

                                  SCHEDULE A
                                  ----------
                                   Accounts
                                   --------

This Schedule shall be effective as of the date of the last signature below, and replaces and supersedes Schedule A to the Participation Agreement dated April 1, 1991 (as amended) among Variable Insurance Products Fund, Variable Insurance Products Fund II, Fidelity Distributors Corporation and Transamerica Life Insurance Company, formerly PFL Life Insurance Company.

                                                                      Date of Resolutions of
                                                                       Company's Board which
       Name of Contracts                 Name of Accounts            established the Accounts
       -----------------                 ----------------            ------------------------
    Fidelity Income Plus                 Fidelity Variable             August 24, 1979 (by an
 Individual Variable Annuity              Annuity Account              affiliate subsequently
         Contracts                                                     acquired by the Company)


  Transamerica Landmark and
  Transamerica Landmark ML             Separate Account VA B              January 19, 1990
Individual and Group Variable
    Annuity Contracts


  Transamerica Freedom
 Individual and Group Variable         Separate Account VA B              January 19, 1990
    Annuity Contracts


 Retirement Income Builder         Retirement Builder Variable
 Individual Variable Annuity             Annuity Account                  March 29, 1996
         Contracts


  Immediate Income Builder         Retirement Builder Variable
 Variable Annuity Contracts              Annuity Account                  March 29, 1996


 Portfolio Select Individual       Retirement Builder Variable
 Variable Annuity Contracts              Annuity Account                  March 29, 1996


 Retirement Income Builder II      Retirement Builder Variable
 Individual Variable Annuity             Annuity Account                  March 29, 1996
          Contracts


  Transamerica Extra                   Separate Account VA C             February 20, 1997
 Individual and Group
Variable Annuity Contracts

  Transamerica Access
  Individual and Group                Separate Account VA D              February 20, 1997
Variable Annuity Contracts


 Privilege Select Individual          Separate Account VA E              February 20, 1997
 Variable Annuity Contracts

        Advantage V                 PFL Corporate Account One             August 10, 1998

       PFL Variable                 PFL Variable Life Account A             July 1, 1999
   Universal Life Policy

 Legacy Builder Plus Variable     Legacy Builder Separate Account           July 1, 1999
     Universal Life Policy

In witness whereof, we have hereunto set our hand as of the dates indicated:

Transamerica Life Insurance Company       Variable Insurance Products Fund
(formerly PFL Life Insurance Company)


By:   ___________________________         By:   ___________________________

Name: ___________________________         Name: ___________________________

Title:___________________________         Title:___________________________

Date: ___________________________         Date: ___________________________


Fidelity Distributors Corporation         Variable Insurance Products Fund II

By:   ___________________________         By:   ___________________________

Name: ___________________________         Name: ___________________________

Title:___________________________         Title:___________________________

Date: ___________________________         Date: ___________________________